Exhibit 10.20

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2022, by and between Mountain Crest Holdings IV LLC (the “Transferor”), Qiantu Motor USA Inc. (the “Transferee”) and NextG Tech Limited (“CBC”).

WHEREAS, the Transferor and the Transferee desire to enter into this Agreement setting forth certain rights and obligations with respect to the transfer of 200,000 shares of common stock of Mountain Crest Acquisition Corp IV, a Delaware corporation (the “Company”), par value $0.0001, owned by the Transferor (the “Shares”) to the Transferee on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Transfer of Shares.

(a) Subject to the terms and conditions set forth herein, (i) the Transferor shall transfer, assign and convey to the Transferee, the Transferee shall receive, and the Company shall cause Continental Stock Transfer & Trust Company (“Continental”) to record the transfer and delivery to the Transferee of, the Shares free and clear of all Encumbrances (as defined below) and (ii) the Company shall (and shall cause Continental) to record such transfers in its books and records.

(b) The aggregate purchase price for the Shares shall be Three Million Dollars ($3,000,000), as may be adjusted by Section 1(d) below (the “Purchase Price”). The Transferee has paid the first half of the Purchase Price ($1,500,000) to the Transferor and the Transferor has confirmed the receipt of such funds. Before the parties enter into the Definitive Agreement (as defined below), the Transferee shall deposit the second half ($1,500,000) of the Purchase Price (the “Remainder Payment”) to Loeb & Loeb LLP, as escrow agent (“Loeb”), by wire transfer of immediately available funds to be held in Loeb & Loeb’s trust account for purposes of satisfying the Transferee’s payment obligations pursuant to this Agreement.

(c) Upon the execution of a definitive agreement pursuant to which the Company will enter into a business combination (as defined in the Company’s organizational documents) (the “Definitive Agreement”) with Ch-auto Technology Corporation Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (the “Target”), the Remainder Payment shall be released by Loeb to the Transferor in accordance with the terms of the escrow agreement between the Transferor, Transferee and Loeb (the “Escrow Agreement”).

(d) In the event of the termination of the term sheet dated February 9, 2022 between the Company and Target (the “Term Sheet”), as amended, prior to the execution of the Definitive Agreement contemplated by the Term Sheet, the Remainder Payment shall be released by Loeb to the Transferee in accordance with the terms of the Escrow Agreement. Upon the occurrence of a termination and release of the Remainder Payment pursuant to this Section 1(d), the Shares shall be reduced to 100,000 and the Purchase Price shall be adjusted to $1,500,000, which amount shall have been paid in full by Transferee pursuant to Section 1(b).

(e) Upon execution of this Definitive Agreement, Transferor shall deliver Loeb to be held in escrow pursuant to the terms of the Escrow Agreement, an irrevocable instruction letter instructing Continental to transfer on the transfer books of the Company in the form of Exhibit A hereto, upon the consummation of a business combination (as defined in the Company’s organizational documents), the Shares to the Transferee.

(f) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

i. “Encumbrances” means any liens, pledges, claims, charges, demands, security interests or other encumbrances, except for obligations set forth in the stock escrow agreement dated as of June 29, 2021, as amended on the date hereof and thereafter, as may be amended from time to time (the “IPO Escrow Agreement”).

ii. “Letter Agreement” means the Letter Agreement, dated as of June 29, 2021, delivered by the Transferor to the Company and Network 1 Financial Securities, Inc. in connection with the Company’s initial public offering.

iii. “Registration Rights Agreement” means the Registration Rights Agreement dated as of June 29, 2021, by and between the Company and the initial stockholders of the Company.

iv. “Trust Account” shall have the meaning as set forth in that certain Investment Management Trust Agreement dated as of June 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company.

2. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Transferee that (i) it has good and marketable title to the Shares being transferred or that are transferrable to the Transferee pursuant to Section 1, free and clear of all Encumbrances and the Shares have been duly authorized and are validly issued, fully paid and nonassessable, (ii) no person other than the Transferor, has a record or beneficial interest in or a right to acquire or vote any of the Shares, and (iii) the Transferee will acquire good and valid title to the Shares free and clear of all Encumbrances.

3. Representations and Warranties of the Transferor and the Company. The Transferor and the Company each hereby represents and warrants to the Transferee that (i) such person has the power and authority to execute, deliver and perform such person’s obligations under this Agreement, (ii) this Agreement, when executed and delivered, will constitute such person’s valid and binding obligation, enforceable against such person in accordance with the terms hereof, (iii) the execution, delivery and performance of this Agreement by such person will not violate any written or oral contract, agreement or instrument to which such person is a party, and (iv) the execution of this Agreement and the performance of the obligations hereunder do not and will not conflict with or result in a violation or breach of any organizational documents of such person or any law or permit applicable to such person. The Company hereby represents and warrants to the Transferee that the Shares have the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time) and the Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable.

2

4. Representations and Warranties of the Transferee. The Transferee hereby represents and warrants to the Transferor and the Company that (i) the Transferee understands and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act or any other federal or state laws, that the Shares may not be resold without registration under the Securities Act and qualification under state securities laws except in certain limited circumstances and that the certificate(s) representing such shares will be legended as deemed necessary by the Company under applicable securities laws, (ii) the Transferee further understands and acknowledges that the Shares are subject to the Registration Rights Agreement and that the Company is not obligated to register the Shares until the date the Company consummate a business combination (as defined in the Company’s organizational documents) as set forth in the Registration Rights Agreement, (iii) the Transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act, (iv) the Transferee has such knowledge of the Company and experience in financial and business matters in general, and investments and securities, in particular, so as to be capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect to the purchase of the Shares, (v) the Transferee is acquiring the Shares for the Transferee’s own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof except as otherwise provided in Section 6, (vi) the Transferee has no present intention of selling, granting participation in, or otherwise distributing the Shares, (vii) the Transferee does not have any contract, undertaking or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares except as otherwise provided in Section 6, (viii) the Transferee has the power and authority to execute, deliver and perform the Transferee’s obligations under this Agreement, (ix) this Agreement, when executed and delivered, will constitute the Transferee’s valid and binding obligation, enforceable against the Transferee in accordance with the terms hereof, and (x) the execution, delivery and performance of this Agreement by the Transferee will not violate any written or oral contract, agreement or instrument to which the Transferee is a party.

5. Joinder. Transferee hereby acknowledges and agrees to be fully bound by, and subject to, all of the covenants, terms and conditions of the IPO Escrow Agreement, the Letter Agreement, and the Registration Rights Agreement as though an original party thereto.

6. Purchase Price Funding. The Parties acknowledge that the Purchase Price shall be funded to Transferor by CBC for satisfaction of Transferee’s payment obligations hereunder via a convertible loan (the “Loan”) pursuant to the Loan Agreement I and Loan Agreement II entered, on February 25, 2022 and March 28, 2022 respectively, each between and among Steady Axis Limited, a British Virgin Islands company and an affiliated of CBC, Transferee and Mr. Qun Lu (collectively “Loan Agreements”). The Parties agree that the Transferee has no obligation to repay the Loan in cash and that the Loan shall be convertible, at the CBC’s option (“Option”), into its or its designee’ right to receive (i) 7,800,000 fully paid shares of Ch-Auto Technology Corporation Ltd. (“Ch-Auto Shares”), or (ii) the Shares pursuant to the Agreement, each of which shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Ch-Auto Shares or the Shares, provided, that the Option shall expire on the first anniversary of the date of the Agreement, provided, further that upon the lapse of the Option, CBC shall automatically receive the Ch-Auto Shares with right to adjustments as provided in this Section 6.

3

7. Further Assurances. Each party hereto shall cooperate and take such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

8. Trust Waiver. The Transferee hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

9. Expenses. Each party shall each bear their own legal and other expenses with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party hereto shall indemnify and hold harmless each of the other parties hereto from and against any and all claims, liabilities or obligations with respect to any brokerage or finders’ fees or commissions or any similar charges (and the costs and expenses of defending against such actual or asserted claims, liabilities or obligations) in connection with this Agreement or any transaction contemplated hereby for which the indemnifying party or any of its officers, employees or representatives is responsible.

10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. Governing Law. This Agreement and the relationship between or among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

12. Entire Agreement. This Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(Remainder of Page Intentionally Left Blank)

4

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the day and year set forth above.

TRANSFEROR:

MOUNTAIN CREST HOLDINGS IV LLC

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Member

TRANSFEREE:

Qiantu Motor USA Inc.

By:	/s/ Qun Lu
Name:	Qun Lu
Title:	Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

NextG Tech Limited

By:	/s/ Edward Qiang Zeng
Name:	Edward Qiang Zeng
Title:	Sole Director

[Signature Page to Stock Purchase Agreement (Sponsor Shares)]
Sponsor Shares Purchase Agreement-sig page

Exhibit A

Execution Version

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is entered into as of April 30, 2022, by and among Loeb & Loeb LLP, a California limited liability partnership (“Escrow Agent”), Mountain Crest Holdings IV LLC, a Delaware limited liability company (the “Transferor”), and Qiantu Motor USA Inc. (the “Transferee”). Escrow Agent, Transferor and Transferee are sometimes referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, Transferor and Transferee are parties to that certain Stock Purchase Agreement, dated as of April 30, 2022, pursuant to which Transferor agreed to sell, assign and transfer certain securities to Transferor (the “Agreement”); and

WHEREAS, Transferor and Transferee desire to have Loeb & Loeb LLP serve as the escrow agent, and Loeb & Loeb LLP desires to serve as the escrow agent, for deposit and disbursement of funds from Transferee equal to $1,500,000 (one-half of the purchase price payable by Transferee to Transferor pursuant to the Agreement ) (the “Escrow Funds”) and (x) an irrevocable instruction letter instructing Continental Stock Transfer & Trust Company (“Continental”) to transfer on the transfer books of Mountain Crest Acquisition Corp IV (the “Company”) 100,000 shares of the Company, upon the consummation of a business combination (as defined in the Company’s organizational documents), certain shares of the Company to the Transferee (the “Partial Escrow Transfer Letter”) and (y) an irrevocable instruction letter instructing Continental to transfer on the transfer books of the Company, 200,000 shares of the Company (the “Complete Escrow Transfer Letter” and together with the Partial Escrow Transfer Letter, the “Escrow Transfer Letters”).

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

ESCROW PROPERTY

1.1 Escrow Property. During the period commencing on the date hereof and ending on the earlier of the termination of the Escrow Agreement pursuant to Section 8.2(a) or April 30, 2022, Escrow Agent hereby agrees to receive the Escrow Funds and the Escrow Transfer Letters (the “Escrow Property”) and to hold and disburse the said Escrow Property in accordance with the terms and conditions of this Escrow Agreement, and for the uses and purposes stated herein.

ARTICLE II

ESCROW AGENT

2.1  Scope of Powers, Duties and Obligations of Escrow Agent. Escrow Agent has all powers conferred by law required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the following Sections of this Article, and the powers and authority granted to Escrow Agent under other provisions of this Escrow Agreement, provided, however, that Escrow Agent shall have no duties or obligations except those specifically set forth in this Escrow Agreement.

2.2 Powers Exercisable by Escrow Agent. Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Escrow Agreement:

(a)	To utilize depositories to hold the Escrow Property;

(b) To employ agents, including public accountants and legal counsel (which may include attorneys of Loeb & Loeb LLP), as it shall reasonably determine appropriate;

(c) To rely on the Transferor and the Transferee, jointly and not severally, to defend and litigate, or settle, at their expense, any suit brought against the Escrow Property or any order, judgment, decree or ruling (collectively, “Order”) sought to be satisfied out of the Escrow Property, without duty on Escrow Agent beyond forwarding related papers to the Transferor and the Transferee and complying with any final Order to the extent of the Escrow Property;

(d) To withhold from taking any action until it receives proper written notice, in accordance with this Escrow Agreement, of an occurrence of an event affecting the Escrow Property;

(e) To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, email, facsimile transmission or other document purported to be furnished to Escrow Agent by Transferor or Transferee and believed by Escrow Agent to be both genuine and to have been transmitted by Transferor or Transferee, and Escrow Agent shall have no liability with respect to any action taken or forgone by Escrow Agent in good faith in reliance on such document;

(f) To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow Agreement following its resignation or removal and the appointment of a successor or the termination of the Escrow Agreement pursuant to Section 8.2 below; and

(g) To be free from any liabilities or change in duties, other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow Agreement.

2.3 Escrow Agent.

(a) Duties. The duties and obligations of Escrow Agent are those herein specifically provided, and no other. Escrow Agent shall have no liability under, or duty to inquire into the terms or provisions of, any agreement other than this Escrow Agreement. Escrow Agent’s duties are ministerial, and Escrow Agent shall not incur any liability whatsoever for any error of judgment, any mistake of fact or law or any act or omission of any kind, so long as it has acted in good faith. Escrow Agent shall be fully discharged from its obligations hereunder if it shall disburse the Escrow Property pursuant to this Escrow Agreement.

(b) Consultation with Counsel. Escrow Agent may consult with and rely upon the advice of legal counsel of its choice, which may be Loeb & Loeb LLP, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

(c) Conflicting Instructions. In the event that for any reason Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Transferor or Transferee which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled, but not obligated, to refrain from taking any action, and its sole obligation shall be to keep safely the Escrow Property, until in accordance with the terms and conditions of this Escrow Agreement it shall disburse the Escrow Property, provided that, notwithstanding the foregoing, at any time Escrow Agent may deposit any or all of the Escrow Property with any court of competent jurisdiction in connection with an action in the nature of interpleader.

(d) No Duty to Verify. Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any Disbursement Notice, notices or certificates given to it hereunder and believed by it to be signed by the proper parties.

(e) Legal Proceedings. Escrow Agent shall not be required to institute or participate in any arbitration or legal proceeding of any kind arising under this Escrow Agreement or to defend or participate in the defense of any arbitration or legal proceeding instituted against it or any other party arising under this Escrow Agreement. In any proceeding involving Escrow Agent related to this Escrow Agreement, each of Transferor and Transferee agrees that Escrow Agent, at its option, may represent itself.

ARTICLE III

DISBURSEMENT OF THE ESCROW PROPERTY

3.1 Disbursement of the Escrow Property.

(a) Pursuant to the provisions of this Article III, Escrow Agent shall disburse the Escrow Property within two (2) Business Days of a Disbursement Notice (as defined below) as set forth therein. A “Disbursement Notice” shall be a written instruction in the form of Schedule 1 hereto, with the blanks fully completed, signed by Transferor specifying, (x) in the event that the Definitive Agreement (as defined below) is signed, the amount of the Escrow Funds to be disbursed to Transferor and the Complete Escrow Transfer Letter to Continental, along with an executed copy of the Agreement and Plan of Merger pursuant to which the Company enters into a business combination with Ch-auto Technology Corporation Ltd. (the “Definitive Agreement”), or (y) in the event that the Definitive Agreement is not signed, the amount of the Escrow Funds to be disbursed to Transferee and the Partial Escrow Transfer Letter to Continental. Escrow Agent shall act on the Disbursement Notice without further question, and shall deliver the Escrow Property as provided in the Disbursement Notice.

(b) In the event that Escrow Agent does not receive a Disbursement Notice on or prior to the termination or expiration of this Escrow Agreement pursuant to Section 8.2, Escrow Agent shall, promptly disburse:

(i)	the Complete Escrow Transfer Letter to Transferor;

(ii)	the Partial Escrow Transfer Letter to Continental; and

(iii)	the Escrow Funds to Transferee.

ARTICLE IV

ESCROW AGENT NOTICES AND INSTRUCTIONS

4.1 Instructions; Notices. Except as hereafter provided, any directions, instructions or notices which Transferor or Transferee is required or permitted to give to Escrow Agent under this Escrow Agreement including any Disbursement Notice shall be in writing and shall be deemed effective upon receipt by Escrow Agent. Escrow Agent shall be entitled to rely in good faith upon any Disbursement Notice signed by any authorized representative of Transferor and shall incur no liability for following such directions. Any written notices, affidavits or other communications hereunder shall be deemed to have been duly given if delivered or mailed first class, certified mail, postage prepaid, addressed as follows:

(a)	If to Escrow Agent, to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Mitchell Nussbaum

Facsimile: (212) 407-4990

Email: mnussbaum@loeb.com

or to such other Person or address as Escrow Agent shall furnish in writing.

(b)	If to Transferor, to:

Mountain Crest Holdings IV LLC

311 W 43rd St, 12th Fl.

New York, NY 10036

Attn: Suying Liu

email: sliu@mcacquisition.com

or to such other Person or address as Transferor shall furnish in writing.

(a)	If to Transferee, to:

Qiantu Motor USA Inc.

1405 Pioneer Street

Brea, CA 92821

Attn: Qun Lu

email: luqun@ch-auto.com

or to such other Person or address as Transferee shall furnish in writing.

4.2 E-Mail/Photostatic Tele-transmission. The transmission of a Disbursement Notice by electronic transmission (e-mail) as attributed to an authorized Person or photostatic tele-transmission with duplicate or facsimile signatures shall be an authorized method of communication and shall be considered in writing.

4.3 Additional Instructions. In any matter under this Escrow Agreement in which Escrow Agent is permitted or required to act upon a written instruction, Escrow Agent, where it deems necessary, may request further instructions from Transferor or Transferee and may defer any and all action pending receipt thereof.

ARTICLE V

EXPENSES OF ESCROW AGENT

5.1 Expenses of Escrow Agent. Escrow Agent will be entitled to recover all actual expenses (including legal fees and expenses, including for the legal services of Loeb & Loeb LLP) incurred in performing its duties hereunder, and Escrow Agent is hereby granted a lien on the Escrow Funds for such amounts. Escrow Agent may bill Transferor for such amounts, but only if a dispute arises between the Parties regarding the Escrow Funds.

ARTICLE VI

RECORDS AND ACCOUNTS

6.1 Accurate Records and Accounts. Escrow Agent shall keep accurate records and accounts with respect to all cash and other assets, if any, held by it in the Escrow Funds, and all receipts and disbursements and other transactions, if any, involving such cash, securities and other assets.

ARTICLE VII

RESIGNATION AND REMOVAL OF ESCROW AGENT

7.1 Resignation and Removal. Escrow Agent may resign at any time upon ten (10) days’ written notice to Transferor and Transferee, unless a shorter period is acceptable to Transferor and Transferee. Transferor and Transferee, acting jointly, may at any time remove Escrow Agent upon ten (10) days’ written notice to Escrow Agent, unless a shorter period is acceptable to Escrow Agent.

7.2 Appointment of Successor. In the event of the removal or resignation of Escrow Agent, Transferor and Transferee, acting jointly, shall appoint a successor which, upon its acceptance in writing of such appointment delivered to Transferor and Transferee and the former Escrow Agent, shall be vested with all the rights, powers and duties of Escrow Agent under this Escrow Agreement, and the retiring Escrow Agent shall be released and discharged from all further liability with respect to this Escrow Agreement. The retiring Escrow Agent shall transfer, assign and deliver to its successor all of the property then held by it under the Escrow Property. After settlement of the retiring Escrow Agent’s final accounting, the retiring Escrow Agent shall also transfer to the successor Escrow Agent true copies of its records as they relate to the Escrow Property. The successor Escrow Agent shall not be liable or responsible for anything done or omitted in the administration of the Escrow Property pursuant to this Escrow Agreement prior to the date it shall have become Escrow Agent, nor to audit or otherwise inquire into or take any action concerning the acts of any retiring Escrow Agent. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, Transferor and Transferee shall have failed to appoint a successor escrow agent, all obligations of Escrow Agent hereunder shall nevertheless cease and terminate and Escrow Agent’s sole obligation shall be to keep safely the Escrow Property, provided that, notwithstanding the foregoing, Escrow Agent may interplead the Escrow Property into the registry of any court having jurisdiction.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 Amendment. This Escrow Agreement may be modified at any time by writing signed by all Parties hereto.

8.2 Termination.

(a) This Escrow Agreement may be terminated at any time upon two (2) Business Days’ written notice delivered by Transferor, in its sole and absolute discretion, or the Escrow Agent, as applicable, to the other parties hereto; provided, however, that this Escrow Agreement shall continue thereafter for such period as may be necessary for the complete divestiture of all cash and other assets, if any, held hereunder by Escrow Agent, but solely to the extent necessary to effect such complete divestiture. Upon such termination, all assets remaining in the Escrow Fund after payment of all expenses properly chargeable thereto shall be paid or distributed in accordance with a written instruction from the Parties. The provisions of Articles II, V, IX and X shall survive any termination of the Escrow Agreement.

(b) In the event that the Escrow Agreement is not earlier terminated pursuant to Section 8.2(a) or extended by writing signed by all parties, this Escrow Agreement shall terminate upon the earlier of disbursement of all of the Escrow Property or April 30, 2022.

ARTICLE IX

LIMITATION ON LIABILITY

9.1 Liability of Escrow Agent. In performing any duties under this Escrow Agreement, Escrow Agent shall not be liable for any damages, losses, or expenses, except for gross negligence or willful misconduct on the part of Escrow Agent, as adjudicated by a court of competent jurisdiction after all appeals. Escrow Agent shall not incur any liability for: (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that Escrow Agent shall in good faith believe to be genuine, nor will Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining and verifying the scope of any representative authority, or any Person acting or purporting to act on behalf of Transferor and Transferee to this Escrow Agreement. The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

9.2 Exculpation and Indemnification of Escrow Agent. Escrow Agent will be indemnified and held harmless, jointly and not severally, by Transferor and Transferee from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand from any third party, which, in any way, directly or indirectly, arises out of or relates to this Escrow Agreement or the services of Escrow Agent hereunder. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of Transferor and Transferee hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, which may be fees and disbursements of Loeb & Loeb LLP, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

9.3 Force Majeure. Escrow Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to fire, earthquake, any act of God, interruption or suspension of any communication or wire facilities or services, war, emergency conditions or other circumstances beyond its control, provided it exercises such diligence as the circumstances may reasonably require.

9.4 Scope. Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

9.5 Controversies.

(a) Any dispute, controversy or claim arising out of or relating to this Escrow Agreement, or the breach thereof, shall be settled by binding arbitration, before three (3) arbitrators (each, an “Arbitrator”), administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

(b) Any arbitration shall be held in New York, New York.

(c) Transferor and Transferee shall equally bear any arbitration fees and administrative costs associated with the arbitration. The prevailing party, as determined by the arbitrators, shall be awarded its costs and reasonable attorneys’ fees incurred in connection with the arbitration.

9.6 Legal Counsel. Escrow Agent may consult with, and obtain advice from, legal counsel of its own selection (which may be attorneys of Escrow Agent) as to the construction of any of the provisions of this Escrow Agreement or Escrow Agent’s obligations and duties, and shall incur no liability in acting in good faith in accordance with the reasonable written advice and written opinion of such counsel (with copies to be provided to Transferor and Transferee).

ARTICLE X

MISCELLANEOUS

10.1 GOVERNING LAW; EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE AND COUNTY OF NEW YORK, AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE AND COUNTY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, IN CONNECTION WITH, OR SIMULTANEOUSLY WITH THIS AGREEMENT, INCLUDING THE ENFORCEMENT OF ANY ARBITRATION AWARD, A BREACH OF THIS ESCROW AGREEMENT OR OF ANY SUCH DOCUMENT OR INSTRUMENT, OR THE ESCROW PROPERTY.

10.2 Invalid Provisions. It is not the intention of the parties to this Escrow Agreement to violate any statute, regulation, ruling, judicial decision, or other legal provision applicable to this Escrow Agreement or the performance thereof. If any term of this Escrow Agreement, or any act or omission in the performance thereof, is or becomes violative of any such provision, such term, act or omission shall be of no force or effect and any such term shall be severed from this Escrow Agreement. Any such invalid term, act or omission shall not affect the validity of any other term of this Escrow Agreement that is otherwise valid, nor the validity of any otherwise valid act or omission in the performance thereof, unless such invalidity prevents accomplishment of the objectives and purposes of this Escrow Agreement. In the event any such term, act or omission is determined to be illegal or otherwise invalid, the necessary steps to remedy such illegality or invalidity shall be taken immediately by the Parties.

10.3 Counterparts; Facsimile Signatures. This Escrow Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Escrow Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

10.4 Successors and Assigns. This Escrow Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

10.5 U.S.A. Patriot Act Compliance Information. Transferor and Transferee shall provide Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act. Escrow Agent shall not make any payment of all or a portion of the Escrow Funds, to or on behalf of any Person unless such Person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act.

10.6 Headings. The headings contained in this Escrow Agreement are for convenience of reference only and shall not affect the construction of this Escrow Agreement.

10.7 Waiver. Any waiver by the parties of a breach of any provision of this Escrow Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision or of any breach of any other provision of this Escrow Agreement. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on one or more occasions shall not be considered a continuing waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

10.8 Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Escrow Agreement.

10.9 Construction. Each party acknowledges that its legal counsel has had the right to participate in the preparation of this Escrow Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Escrow Agreement to favor one party against the other.

10.10 No Third-Party Beneficiaries. This Escrow Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Escrow Agreement except, as expressly specified herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

TRANSFEROR:

MOUNTAIN CREST HOLDINGS IV LLC

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Member

TRANSFEREE:

QIANTU MOTOR USA INC.

By:	/s/ Qun Lu
Name:	Qun Lu
Title:	Director

ESCROW AGENT:

LOEB & LOEB LLP

By:	Ronelle C. Porter
Its: Partner

Mountain Crest IV - Escrow Agreement (Sponsor Share Purchase)

Schedule 1

Disbursement Notice

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell Nussbaum

Facsimile: (212) 407-4990

email: mnussbaum@loeb.com

RE: Escrow Agreement, dated as of April 30, 2022 (the “Escrow Agreement”), by and among Loeb & Loeb LLP, a California limited liability partnership (“Escrow Agent”), Mountain Crest Holdings IV LLC, a Delaware limited liability company (the “Transferor”), and Qiantu Motor USA Inc. (the “Transferee”). Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Escrow Agreement.

This letter shall serve as a Disbursement Notice. Kindly disburse the Escrow Funds in the following manner:

Party	Wire Instructions	Amount of Escrow Fund

Kindly disburse the [Complete/Partial] Escrow Transfer Letter in the following manner:

Continental Stock Transfer & Trust Company, as Trustee

1 State Street, 30th floor

New York, New York 10004

Attn: Leicia Savinetti

All funds not distributed from the Escrow Funds shall remain with Escrow Agent.

Date:                       , 2022

MOUNTAIN CREST HOLDINGS IV LLC

By:
Name:	Suying Liu
Title:	Member

1